UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Accredited Mortgage Loan REIT Trust

(Name of Registrant as Specified In Its Charter)

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April 26, 2005

Dear Shareholder:

You are cordially invited to attend this year’s annual meeting of shareholders of Accredited Mortgage Loan REIT Trust (the “REIT”), which will be held on Thursday, May 26, 2005 at 2:30 p.m. local time, at the REIT’s principal offices, 15090 Avenue of Science, San Diego, California 92128.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which follow this letter, describe the formal business to be conducted at the meeting. We are enclosing a copy of the REIT’s Annual Report on Form 10-K in lieu of a separate annual report, and also the Annual Report on Form 10-K of Accredited Home Lenders Holding Co. (“Accredited”). Accredited is the REIT’s indirect corporate parent and the guarantor with respect to payments on the REIT’s outstanding preferred shares.

After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented at the meeting.

Sincerely yours,

James A. Konrath
Chairman of the Board and Chief Executive Officer

ACCREDITED MORTGAGE LOAN REIT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 26, 2005

TO THE SHAREHOLDERS:

Notice is hereby given that the annual meeting of the shareholders of Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust, will be held on May 26, 2005, at 2:30 p.m., local time, at our principal offices located at 15090 Avenue of Science, San Diego, California 92128, for the following purposes:

1.	To elect eight trustees to hold office for a one-year term and until their respective successors are elected and qualified. The Board has nominated the following persons for election at the meeting: James A. Konrath, Ray W. McKewon, Joseph J. Lydon, James H. Berglund, Gary M. Erickson, Bowers W. Espy, Jody A. Gunderson and Richard T. Pratt, DBA. As previously announced, Mr. McKewon has informed us that he intends to retire as one of our executive officers on July 15, 2005. If re-elected to our Board of Trustees at the annual meeting, Mr. McKewon has further informed us that he intends to serve as a trustee through the date of his retirement, and at such time he would step down from our Board of Trustees.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Holders of record at the close of business on March 30, 2005 of our outstanding common shares and our outstanding 9.75% Series A Perpetual Cumulative Preferred Shares are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

By order of the Board of Trustees,

James A. Konrath
Chairman of the Board and Chief Executive Officer

San Diego, California

April 26, 2005

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Trustees of Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “REIT”), for use at our annual meeting of shareholders to be held on May 26, 2005, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 26, 2005.

A copy of our 2004 Annual Report on Form 10-K accompanies this proxy statement. Please refer to our 2004 Form 10-K for information about our financial performance in 2004. In addition, the Annual Report on Form 10-K of Accredited Home Lenders Holding Co. (“Accredited”), our indirect corporate parent and the guarantor with respect to payments on our outstanding preferred shares, also accompanies this proxy statement. Copies of the exhibits filed with our Annual Report on Form 10-K and the Annual Report on Form 10-K of Accredited will be provided upon written request to Investor Relations, 15090 Avenue of Science, San Diego, California 92128.

SOLICITATION AND VOTING

Voting Securities. Only holders of record as of the close of business on March 30, 2005 of our outstanding common shares and our outstanding 9.75% Series A Perpetual Cumulative Preferred Shares will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 100,000 common shares outstanding and 4,093,678 shares of our Series A Perpetual Cumulative Preferred Shares outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. However, the voting power of these holders differs, as described in the next paragraph.

Our amended and restated Declaration of Trust, as supplemented by the articles supplementary thereto relating to our Series A Perpetual Cumulative Preferred Shares (collectively, the “Declaration of Trust”), provide, that, unless otherwise provided in the terms of a particular class or series of preferred shares, holders of all outstanding shares of any class or series of our preferred shares are entitled to vote as a single class with the holders of our common shares on all matters submitted to our shareholders generally for a vote (“Voting Preferred Shares”). The Declaration of Trust further provides that each Voting Preferred Share shall have a number of votes per share such that, in the aggregate, the Voting Preferred Shares have 15% of the total voting power of all classes or series of our shares of beneficial interest entitled to vote on any matter, which votes are to be allocated among all outstanding Voting Preferred Shares in proportion to their liquidation preference. We currently have no outstanding Voting Preferred Shares other than our outstanding Series A Perpetual Cumulative Preferred Shares.

As a result of the foregoing provisions of our Declaration of Trust, voting power with respect to our common shares and the Series A Perpetual Cumulative Preferred Shares is as follows:

Common Shares. Each common shareholder of record as of the record date is entitled to one vote for each common share held by him or her, and the holders of our common shares control in the aggregate 85% of the total voting power entitled to vote at the annual meeting on any matter.

Series A Perpetual Cumulative Preferred Shares. Each holder of record of our Series A Perpetual Cumulative Preferred Shares as of the record date is entitled to approximately 0.00431 of one vote for each share of Series A Perpetual Cumulative Preferred Shares held by him or her, and the holders of our Series A Perpetual Cumulative Preferred Shares control in the aggregate 15% of the total voting power entitled to vote at the annual meeting on any matter.

Accredited Home Lenders, Inc. (“AHL”), a wholly-owned subsidiary of Accredited and our direct corporate parent, owns all of our outstanding common shares. As a result, AHL controls 85% of the total voting power with respect to shares of our beneficial interest entitled to vote at the annual meeting on any matter and will have the power to approve each proposal to be voted on by our shareholders at our annual meeting regardless of how holders of our Series A Perpetual Cumulative Preferred Shares vote.

Our Bylaws provide that the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at our annual meeting on any matter shall constitute a quorum for the transaction of business at the meeting. Votes for and against a proposal, abstentions and “broker non-votes” will each be counted as shares present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of trustees, increases in authorized common shares or preferred shares for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through employees (which may also include employees of Accredited), we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our shares and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, trustees and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have retained InvestorCom, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $1,000 plus reasonable out-of-pocket expenses.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted “for” each of the proposals. A shareholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Accredited Mortgage Loan REIT Trust a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF TRUSTEES

Our Board of Trustees is elected at each annual meeting of shareholders for a one-year term. Our trustees determine the number of trustees, but it cannot be less than the minimum number required by the Maryland REIT law, nor more than fifteen. The number of trustees is currently fixed at eight. James A. Konrath, Ray W. McKewon, Joseph J. Lydon, James H. Berglund, Gary M. Erickson, Bowers W. Espy, Jody A. Gunderson and Richard T. Pratt are being nominated to serve as trustees until the 2006 annual meeting of our shareholders and until their successors are elected and qualify. As previously announced, Mr. McKewon has informed us that he intends to retire as one of our executive officers on July 15, 2005. If re-elected to our Board of Trustees at the annual meeting, Mr. McKewon has informed us that he intends to serve as a trustee through the date of his retirement, and at such time he would step down from our Board of Trustees. Our Declaration of Trust and our amended and restated bylaws would permit a majority of our remaining trustees to fill a vacancy left by the stepping down of Mr. McKewon from our Board of Trustees. At the present time, we have not made any definitive plans with respect to the filling of the vacancy that will result from Mr. McKewon’s departure. If any of the nominees declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominees as our Board of Trustees may designate.

If a quorum is present, the nominees receiving a plurality of all the votes cast at the meeting will be elected as trustees. Each share may be voted for up to all of the eight individuals nominated for the eight trustee positions; however, no cumulative voting is permitted. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

The Board of Trustees recommends a vote “FOR” the nominees named above.

All of the nominees are currently trustees. The following table sets forth, for our eight nominees to be elected at this meeting, information with respect to their ages and background.

Name	Position with the REIT	Age	Trustee Since
James A. Konrath	Trustee, Chairman of the Board and Chief Executive Officer	58	2004

James H. Berglund	Trustee	72	2004

Gary M. Erickson	Trustee	53	2004

Bowers W. Espy(1)	Trustee	54	2004

Jody A. Gunderson (1)	Trustee	41	2004

Joseph J. Lydon	Trustee and President	46	2004

Ray W. McKewon	Trustee, Executive Vice President and Secretary	56	2004

Richard T. Pratt, DBA(1)	Trustee	68	2004

(1)	Member of the Audit Committee.

James A. Konrath has served as our Chairman of the Board and Chief Executive Officer since our formation in May 2004. Mr. Konrath also co-founded Accredited and has served as the Chairman of the Board and Chief Executive Officer of Accredited since its formation in 1990. In addition, Mr. Konrath served as Accredited’s President from 1990 to 1998. Prior to founding Accredited, Mr. Konrath was the President and Chief Executive Officer of Security Pacific Financial Services, Inc., where he managed over 1,900 people in more than 300 consumer finance offices, from 1986 to 1989. From 1983 to 1986, Mr. Konrath was the President and Chief Executive Officer of Security Pacific Housing Services, where he founded a new subsidiary focused on manufactured housing loans. Mr. Konrath earned his Bachelor of Arts degree in Accounting with a minor in Economics from the University of Wisconsin—Whitewater in 1969.

James H. Berglund has served as a trustee since July 2004. Mr. Berglund has also served as a director of Accredited since September 1999. Mr. Berglund currently serves as a general partner and managing director of Enterprise Partners Venture Capital, positions he has held since 1985. Prior to his current positions with Enterprise Partners Venture Capital, Mr. Berglund was President and a director of Continuous Curve Contact Lenses, Inc., a publicly traded company in the contact lens field that was acquired by Revlon in 1980. Mr. Berglund earned his Bachelor of Science degree in Economics from the University of Wisconsin in 1954 and Doctor of Optometry degree from Pacific University in 1960. Mr. Berglund is a board member of several private companies and a director of Captiva Software Corporation, a publicly traded company.

Gary M. Erickson has served as a trustee since July 2004. Mr. Erickson has also served as a director of Accredited since March 2003 and as Lead Director of Accredited since January 2004. Mr. Erickson is currently practicing law at the Law Offices of Gary Erickson, emphasizing business law, estate planning, real estate law and taxation. In April 2004, Mr. Erickson retired as an active duty Navy Captain in command of a Navy reserve region consisting of 10,000 personnel assigned to 330 reserve units. He has also served as the Deputy Commander and Chief of Staff for the Commander, Naval Surface Forces, U.S. Pacific Fleet. As a commander, he performed Chief Executive Officer equivalent functions for operational forces comprised of 5,500 personnel assigned to twelve Navy ships and managed assets valued in excess of $8 billion. As Chief of Staff, he performed Chief Operating Officer equivalent functions for the 23,000 personnel assigned to all Navy ships and shore support activities in the Pacific Fleet. Mr. Erickson served in the Navy from 1974 to 2004. Mr. Erickson earned a Juris Doctor degree from the Lewis and Clark Law School in 1983 and a Master of Laws degree in Taxation from the University of San Diego School of Law in 1992. Mr. Erickson is a member of the State Bars of California and Oregon and is a licensed real estate broker in California.

Bowers W. Espy has served as a trustee since July 2004. Mr. Espy has 30 years of experience in mortgage and corporate finance. Mr. Espy is a member of the Audit Committee of the Board. Mr. Espy has also served as a director of Accredited since July 2004. Mr. Espy joined Merrill Lynch as vice president, mortgage finance officer and mortgage securities trader in 1983. In 1985, he established Merrill Lynch’s first residential and commercial whole loan trading department. In 1987, he was named executive vice president and chief operating officer of Merrill Lynch Mortgage Capital Inc., responsible for all mortgage securitization activity, CMO issuance and the operation of Merrill Lynch’s mortgage banking subsidiary. From 1989 to 1993, as managing director of investment banking and head of the financial institutions restructuring group, Mr. Espy had responsibility for the acquisition of residential and commercial loan portfolios and consumer receivables, primarily from the Resolution Trust Corporation. He was named co-head of the depository institutions’ mergers and acquisitions department in 1993 where, among other assignments, he served as senior advisor to Dime Savings Bank of New York in a financial institution rights offering. Prior to joining Merrill Lynch in 1983, Mr. Espy served as deputy director of financial analysis and policy research at Federal Home Loan Bank Board in Washington, DC. In 2000, Mr. Espy joined LinkShare Corporation, a pioneering online affiliate marketing company, as senior vice president and chief financial officer. Mr. Espy earned a Bachelor of Science degree in business administration in 1972 and a Master of Arts degree in economics in 1976 from the University of Florida.

Jody A. Gunderson has served as a trustee since July 2004. Ms. Gunderson has also served as a director of Accredited since January 2000. Ms. Gunderson is chairperson of the Audit Committee of the Board. Ms. Gunderson currently serves as a managing director at Cargill Value Investment, a position that she has held since 1998. In that position Ms. Gunderson manages investments in portfolios of credit-intensive residential mortgage loans and consumer loans and manages co-investment and servicing relationships. From 1994 to 1998, Ms. Gunderson served as an investment manager at Cargill Value Investment, providing capital to subprime mortgage companies and other specialty finance companies. From 1985 to 1994, Ms. Gunderson worked at PricewaterhouseCoopers LLP. She was a manager in the financial services industry practice where she served investment fund, commercial banking and thrift clients. Ms. Gunderson earned her Bachelor of Science degree in Accounting from the University of Minnesota in 1986 and is a certified public accountant in Minnesota (inactive).

Joseph J. Lydon, has served as our President and a trustee since July 2004. Mr. Lydon has also served as Accredited’s President and Chief Operating Officer since May 1998 and as a director since July 2004. From

February 1997 until that time, Mr. Lydon was Accredited’s Director of Sales and Marketing. From 1993 to 1997, Mr. Lydon was the Executive Vice President for the western division of Ford Consumer Finance, a division of The Associates First Capital Corporation. From 1977 to 1993, Mr. Lydon worked at Security Pacific Financial Services, Inc. where he ultimately became a Senior Vice President with full profit and loss responsibilities and oversight of six divisions. Mr. Lydon earned his Bachelor of Science degree in Management from Pepperdine University in 1991.

Ray W. McKewon has served as our Executive Vice President, Secretary and a trustee since our formation in May 2004. Mr. McKewon also co-founded Accredited and has served as Accredited’s Executive Vice President, Secretary and a director since its formation in 1990. From 1980 to 1990, Mr. McKewon was a managing partner of the Enterprise Management Company, a venture capital firm that he founded. Mr. McKewon earned his Bachelor of Science degree in Mathematics and his Bachelor of Arts degree in English from the University of Oklahoma in 1970, and his Masters degree in Business Administration from Pepperdine University in 1975. Mr. McKewon has announced his retirement as Executive Vice President and Secretary of REIT effective as of July 15, 2005.

Richard T. Pratt, DBA has served as a trustee since July 2004. Dr. Pratt has also served as a director of Accredited since March 2003. Dr. Pratt is a member of the Audit Committee of the Board. Dr. Pratt is currently the Chairman of Richard T. Pratt Associates, a position he has held since 1992, at which he performs consulting activities. Dr. Pratt held the positions of Associate Professor and Professor of Finance at the David Eccles School of Business at the University of Utah from 1966 to 1997, when he retired. From 1991 to 1994, Dr. Pratt served as a Managing Director of the Financial Institutions Group of Merrill Lynch. From 1983 to 1991, Dr. Pratt served as Chairman of Merrill Lynch Mortgage, Inc., a subsidiary of Merrill Lynch & Company. Dr. Pratt was Chairman of the Federal Home Loan Mortgage Corporation from 1981 to 1983, and served as Chairman of the Federal Savings and Loan Insurance Corporation during that time. Dr. Pratt was also the presidential appointee serving as Chairman of the Federal Home Loan Bank Board from 1981 to 1983. In addition, Dr. Pratt currently serves as a director of American Residential Investment Trust, Inc., a position he has held since 1997, and as a director of Celtic Bank, Salt Lake City, a position he has held since 2001. Dr. Pratt received his Bachelor of Science degree in Finance from the University of Utah in 1960, his Masters in Business Administration from the University of Utah in 1961, and his Doctor of Business Administration from Indiana University in 1966.

Independent Trustee Approval; Applicability of New York Stock Exchange Corporate Governance Rules

The Articles Supplementary establishing our Series A Perpetual Cumulative Preferred Shares require that, as long as any Series A Perpetual Cumulative Preferred Shares are outstanding, certain actions are required to be approved by a majority of our “independent trustees” (as defined in the Articles Supplementary). James H. Berglund, Gary M. Erickson, Bowers W. Espy, Jody A. Gunderson and Richard T. Pratt are our current independent trustees for this purpose. In order to be considered “independent” under the Articles Supplementary, a trustee must not be a current officer or employee of us or a current officer or employee of Accredited or of any affiliate of Accredited. The following actions are the only actions that require approval of a majority of the “independent trustees” under the Articles Supplementary:

•	the issuance of additional preferred shares ranking on parity with our Series A Perpetual Cumulative Preferred Shares;

•	the redemption of any of our common shares;

•	any dissolution, liquidation or termination of the REIT prior to September 30, 2009; and

•	the determination to revoke the REIT’s real estate investment trust status.

In accordance with New York Stock Exchange rules relating to issuers who list only preferred securities, we are not subject to many of the New York Stock Exchange corporate governance rules applicable to issuers having publicly traded common equity securities. Accredited, whose common stock is traded on the NASDAQ National Market, is subject to NASDAQ’s corporate governance standards. Notwithstanding that many of the New York Stock Exchange corporate governance rules are not applicable to us, we are required to maintain an audit committee that satisfies the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, which among other things requires that audit committee members be “independent” (as defined in Rule 10A-3).

Board Meetings and Committees

We maintain an audit committee. We currently do not have standing nominating and compensation committees of the Board of Trustees, as permitted under the New York Stock Exchange corporate governance rules relating to issuers who list only preferred securities. Every trustee on the Board participates in the consideration of trustee nominations.

The Board held two meetings during the fiscal year ended December 31, 2004. During the last fiscal year, no trustee attended fewer than 75% of the total number of meetings of the Board and, for those trustees on the Audit Committee, meetings of the audit committee.

Audit Committee. The members of the Audit Committee during fiscal 2004 were Ms. Gunderson, Mr. Espy and Dr. Pratt. The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Board has determined that Ms. Gunderson is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee held two meetings during the 2004 fiscal year. Because our only outstanding publicly-traded securities are our Series A Perpetual Cumulative Preferred Shares, which are listed on the New York Stock Exchange, the members of our audit committee are not required to meet the independence standards imposed by the New York Stock Exchange in respect of issuers with listed common stock (other than the requirement that each of the members of the Audit Committee be independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934). Each of the members of the Audit Committee are independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934. Each of the members of our audit committee also serves on the audit committee of Accredited, whose common stock is traded on the NASDAQ National Market, and is considered independent with respect to Accredited as defined by NASDAQ rules. Our Board of Trustees has not adopted an audit committee charter; however, it intends to do so in 2005.

Trustee Nominations

In accordance with our Declaration of Trust and bylaws, any shareholder may nominate individuals for election to the Board of Trustees by submitting a timely notice setting forth the following information for each individual the shareholder proposes to nominate for election to the Board of Trustees:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of beneficial interest of the REIT that are beneficially owned by such individual;

•	the date such shares were acquired and the investment intent of such acquisition; and

•	all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected).

To be timely, a shareholder’s notice of nomination for election to the Board of Trustees must be delivered as described under the caption “Shareholder Proposals to be Presented at Next Annual Meeting” below.

Subject to satisfaction of all applicable legal requirements, there are no stated minimum criteria for trustee nominees. It is preferable that at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules, that the audit committee be comprised of trustees meeting the independence requirements of Rule 10A-3 of the Securities Exchange Act and that the Board composition otherwise meet applicable SEC and New York Stock Exchange requirements. We believe it is also appropriate for certain key members of the REIT’s management to participate as members of the Board.

Communications with Trustees

Shareholders who wish to communicate with our Trustees may do so by following the process applicable to stockholders of Accredited. For information concerning Accredited’s policy on shareholder communications, shareholders may visit Accredited’s website at www.accredhome.com and select “Corporate Governance” under the Investors/Shareholders link.

Other Corporate Governance Matters

We have not adopted a code of ethics for employees and directors. We have not done so because all of our executive officers are also executive officers of Accredited and Accredited has a code of ethics for employees and directors. The code, which applies to Accredited’s directors and employees, including Accredited’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. The code of ethics for employees and directors is available on Accredited’s website at www.accredhome.com under the tab “Investors/Shareholders” and then under the heading “Corporate Governance—Code of Ethics”, and is available in print to any shareholder who requests it by contacting Investor Relations, 15090 Avenue of Science, San Diego, California 92128. Accredited has advised us that it intends to post any amendments to or waivers of its code of ethics for employees and directors (to the extent applicable to Accredited’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has been the REIT’s independent registered public accounting firm since the REIT’s inception in 2004 and has been selected by the Audit Committee of the Board of Trustees as the REIT’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Although the REIT is not required to seek shareholder approval of this appointment, the Board of Trustees believes it to be sound corporate governance to do so. In the event that the shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm during the year if the Audit Committee believes that such a change would be in the best interests of the REIT and its shareholders. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to Accredited Home Lenders Holding Co., the REIT’s indirect parent, for the fiscal year ended December 31, 2004 by Deloitte & Touche LLP:

Fiscal 2004
Audit Fees (1)	$873,600
Audit-Related Fees (2)	$647,635
Tax Fees (3)	$250,286
All Other Fees (4)	$169,330

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Accredited’s consolidated annual financial statements, for the audit of the REIT’s annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements of Accredited and the REIT and are not reported under “Audit Fees.” This category includes fees related to fees stemming from compliance testing related to Accredited’s internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and from miscellaneous audit-related inquiries throughout the fiscal year.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audits and miscellaneous tax questions throughout the fiscal year.
(4)	All Other Fees consist of fees for products and services other than the services reported above. These services include agreed upon procedures on the securitizations that occurred during the fiscal year.

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with pre-approvals. The chair of the Audit Committee may be authorized, pursuant to delegated authority, to pre-approve additional services on a case-by-case basis, with such approvals communicated to the full Audit Committee at its next meeting.

Vote Required and Board of Trustees Recommendation

If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Trustees recommends a vote “FOR” the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AHL, a wholly-owned subsidiary of Accredited and our direct corporate parent, owns all of our outstanding common shares. To our knowledge, no shareholder owns more than 5% of our outstanding Series A Perpetual Cumulative Preferred Shares.

The following table sets forth, as of March 30, 2005, certain information with respect to the beneficial ownership of our Series A Perpetual Cumulative Preferred Shares by (i) each trustee and trustee-nominee, (ii) each executive officer of REIT named in the Summary Compensation Table below, and (iii) all of our trustees and executive officers of the REIT as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
James H. Berglund(3)	10,000	*
John S. Buchanan	1,500	*
Gary M. Erickson	—	—
Bowers W. Espy(4)	2,000	*
Jody A. Gunderson	8,000	*
James A. Konrath	—	—
Joseph J. Lydon	—	—
Ray W. McKewon	—	—
Richard T. Pratt	2,000	*
Trustees and Executive Officers as a group (10 persons)	23,500	*

*	Less than 1%.
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all Series A Perpetual Cumulative Preferred Shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Calculated on the basis of 4,093,678 Series A Perpetual Cumulative Preferred Shares outstanding as of March 30, 2005.
(3)	Shares held in a trust.
(4)	Shares held in an individual retirement account.

EXECUTIVE COMPENSATION AND OTHER MATTERS

None of our executive officers, James A. Konrath, Ray W. McKewon, Joseph J. Lydon, John S. Buchanan and David E. Hertzel, receive any compensation from us for serving as our executive officers. Messrs. Konrath, McKewon, Lydon, Buchanan and Hertzel are also executive officers of Accredited, which pays all of their compensation. This section contains information about Mr. Konrath, Accredited’s Chairman and Chief Executive Officer, and the other top four executive officers of Accredited (including Messrs. McKewon, Lydon, Crawford and Buchanan) whose salary and bonus from Accredited exceeded $100,000 in 2004. These five officers are referred to as the “Accredited named executive officers.” No individual who would otherwise have been includable in such table has resigned or otherwise terminated employment during 2004. The compensation table excludes other compensation in the form of perquisites and other personal benefits that constitute the lesser of $50,000 or 10% of the total annual salary and bonus earned by each of the Accredited named executive officers in 2004, 2003 and 2002. In addition, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of Accredited’s salaried employees.

Summary Compensation Table

		Annual Compensation						Long Term Compensation Awards				All Other Compensation(3)
Name and Principal Position		Salary			Bonus (1)			Restricted Stock Awards (2)		Securities Underlying Options
James A. Konrath Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	357,083 318,983 250,892		$ $ $	446,354 398,729 313,615		$ $	803,438 382,782 —	— — —		$ $ $	6,833 6,958 6,000

Joseph J. Lydon President and Chief Operating Officer	2004 2003 2002	$ $ $	357,083 320,987 274,743		$ $ $	446,354 401,234 343,429		$ $	803,438 385,185 —	— — —		$ $ $	244,500 244,000 243,500	(4) (4) (4)

Ray W. McKewon Executive Vice President and Director	2004 2003 2002	$ $ $	357,083 318,983 250,892		$ $ $	446,354 398,729 313,615		$ $	803,438 382,782 —	— — —		$ $ $	6,500 6,316 5,500

Jeffrey W. Crawford Director of Operations	2004 2003 2002	$ $ $	232,496 211,200 191,996		$ $ $	290,620 264,000 158,012	(5)	$ $	523,116 253,423 —	— — 2,000	(6)	$ $ $	6,500 6,000 5,500

John S. Buchanan Chief Financial Officer	2004 2003 2002	$ $ $	195,883 148,200 127,700	(7)	$ $ $	137,083 103,740 89,390		$ $	166,458 111,143 —	— — 3,000	(6)	$ $ $	6,150 6,000 5,550

(1)	These amounts represent bonuses earned in 2002 paid in 2003, earned in 2003 paid in 2004, earned in 2004 and paid in 2005 respectively.
(2)	These represent deferred stock units under Accredited’s Deferred Compensation Plan. 50% of the stock units with respect to each award will vest on the second anniversary of the date of grant, with an additional 25% vesting on each of the third and fourth anniversaries of the date of grant, and shall be settled in the form of shares of Accredited stock at a date selected by the individual or upon termination. The dollar value (net of any consideration paid by the named executive officer) of any award of restricted stock, is calculated by multiplying the closing market price of Accredited’s unrestricted stock on the date of grant by the number of units awarded. Each named executive officer held restricted stock at December 31, 2004, in the aggregate number of shares of Accredited common stock and the aggregate value at that date, as follows: Mr. Konrath - 10,990 shares, $382,782; Mr. Lydon - 11,059 shares, $385,185; Mr. McKewon - 10,990 shares, $382,792; Mr. Crawford - 7,276 shares, $253,423; and Mr. Buchanan - 3,191 shares, $111,143. No dividends will be paid on the restricted stock awards listed.
(3)	Includes contributions made by Accredited to Accredited’s 401(k) plan on behalf of such officers.
(4)	Includes supplemental income to Mr. Lydon in the amount of $238,000 pursuant to a letter agreement between Accredited and Mr. Lydon dated August 1, 2001. See “Certain Relationships and Related Transactions.”

(5)	Includes $58,124 of bonus deferred by Mr. Crawford in 2005 for the bonus earned in 2004 and paid in 2005 pursuant to Accredited’s Deferred Compensation Plan.
(6)	These amounts represent awards earned in 2002, paid in 2003.
(7)	Includes $29,375 of salary deferred by Mr. Buchanan in 2004 pursuant to Accredited’s Deferred Compensation Plan.

Option Grants in Last Fiscal Year

There were no options or stock appreciation rights granted by Accredited to the Accredited named executive officers during 2004.

Option Exercises and Fiscal 2004 Year-End Values

The following table provides the specified information concerning exercises of options to purchase Accredited’s common stock in the fiscal year ended December 31, 2004, and unexercised options held as of December 31, 2004, by the persons named in the Summary Compensation Table above.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
James A. Konrath	—	—	—	—	—	—
Joseph J. Lydon	—	—	—	—	—	—
Ray W. McKewon	—	—	—	—	—	—
Jeffrey W. Crawford	13,917	$440,443	2,115	1,968	$94,794	$86,321
John S. Buchanan	5,000	$159,100	9,729	5,271	$459,806	$243,394

(1)	Based on a market value of $49.68 per share, the closing price of Accredited’s common stock on December 31, 2004, as reported by the NASDAQ National Market.
(2)	The options listed were granted under Accredited’s 1995, 1998 and 2002 Stock Option Plans and vest and become exercisable 1/4 after one year and an additional 1/48 per month thereafter.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

All of our executive officers are also executive officers of Accredited. We have not entered into employment agreements with any of our executive officers, and none of our executive officers receive compensation from the REIT for their services.

Pursuant to a letter from Accredited to Mr. Lydon dated August 1, 2001, Accredited agreed to pay Mr. Lydon supplemental compensation payments of $238,000 on August 1, 2002 and on each August 1 thereafter through August 1, 2005. If Mr. Lydon’s employment with Accredited terminates before August 1, 2005, he is entitled to a pro rata portion of such compensation through the date of termination. See also “Certain Relationships and Related Transactions - Transactions Involving Officers and Trustees.”

On April 6, 2005, Accredited announced the appointment of Stuart D. Marvin as Accredited’s Executive Vice President in charge of finance, capital markets and corporate communications. Mr. Marvin will also perform similar functions for us. The Compensation Committee of Accredited’s Board of Directors has approved a compensation term sheet for Mr. Marvin’s employment. Pursuant to these terms, Mr. Marvin will be paid a base salary of $425,000 per year by Accredited. Mr. Marvin will also be paid by Accredited an initial cash bonus of $250,000 by May 1, 2005, which is subject to repayment by Mr. Marvin on a pro rata basis if he terminates his employment voluntarily or is terminated for cause during the first year of his employment. Mr. Marvin was granted, as a material inducement to his employment with Accredited, two restricted stock awards from Accredited of 14,240 shares each, on April 15, 2005. The shares underlying the first award shall become vested in an amount equal to 50% of the award on April 15, 2007, with an additional 25% vesting on each of April 15, 2008 and April 15, 2009. The shares underlying the second award shall become vested in an amount equal to 50% of the award on February 15, 2008, with an additional 25% vesting on each of February 15, 2009 and February 15, 2010. Mr. Marvin will also receive a gross-up from Accredited in respect of the stock grants in an amount sufficient to cover the federal and state income tax associated with each grant as necessary to reflect Mr. Marvin’s election under Section 83(b) of the Internal Revenue Code of 1986, as amended. Additionally, Mr. Marvin will be eligible to participate in Accredited’s Management Incentive Plan, and specifically, will be a participant in the Executive Management component of such plan. The plan provides for both cash and stock compensation awards. Mr. Marvin will receive a guaranteed cash bonus from Accredited under the plan for 2005 equal to $400,000 (this amount may be adjusted higher under the terms of the plan). Mr. Marvin will also be entitled to receive a minimum guaranteed cash bonus from Accredited of $100,000 in each of 2006 and 2007 (these amounts may also be adjusted higher under the terms of the plan). Mr. Marvin will also be eligible for stock awards from Accredited under the plan, provided that his participation in the stock component, if any, will be limited to the extent that he will only receive payments, as authorized by the terms of the plan, which would exceed $1,000,000 in value. Consequently, Mr. Marvin’s participation in the stock component of the plan is intended to only occur to the extent the “floor” value of $1,000,000 (which is equal to the value of the two restricted stock awards already provided to Mr. Marvin) has been exceeded. In addition, Mr. Marvin will receive an initial grant from Accredited of 80,000 stock options to acquire shares of Accredited’s common stock, which will have an exercise price equal to the fair market value of our common stock on the date of grant. These options will be granted and be subject to such other standard terms and conditions as all other stock options granted by Accredited to executive management and Mr. Marvin’s stock options will be evidenced by Accredited’s standard form of executive stock option agreement. Mr. Marvin will not receive any compensation from the REIT.

Compensation of Trustees

During 2004, our non-employee trustees did not receive compensation for serving on our Board or our audit committee. Our non-employee trustees are also directors of Accredited and receive compensation for attending Accredited Board and committee meetings. During 2004, Accredited’s non-employee directors received $1,500 for each meeting of Accredited’s Board they attended and an annual retainer of $25,000, paid quarterly in arrears. In addition, Accredited’s non-employee directors received $1,000 for each Accredited committee meeting they attended; the chairpersons of the Accredited Compensation Committee and Nominating & Corporate Governance Committee received an additional $1,000 per meeting attended, and the chairperson of the Accredited Audit Committee received an additional $2,000 per meeting attended. Effective January 27, 2005, compensation for Accredited’s non-employee director Audit Committee members was increased to $2,000 per meeting attended, and compensation for the chairperson of the Audit Committee was increased to $4,000 per meeting attended.

Effective January 1, 2004, Accredited’s Board elected Mr. Erickson to serve as the Lead Director on Accredited’s Board at an additional annual retainer of $25,000, paid quarterly in arrears. The primary responsibilities of the Accredited Lead Director include acting as a liaison between Accredited’s Board and the Chairman of Accredited’s Board; serving as Chairman of Accredited’s Board during executive sessions of non-employee directors; and facilitating communications cross-committee and from Accredited employees and stockholders to Accredited’s Board. The Accredited Lead Director is nominated and appointed by an Accredited Board resolution.

Effective upon the first anniversary of Accredited’s February 2003 initial public offering, each Accredited non-employee director is entitled to receive an annual grant of stock options to purchase 7,500 shares of Accredited’s common stock on the date of each annual meeting of stockholders under Accredited’s 2002 Stock Option Plan (the “2002 Plan”). The 2002 Plan also provides for an initial, automatic grant of an option (“Initial Option”) to purchase 17,500 shares of Accredited’s common stock upon a new Accredited non-employee director’s election to Accredited’s Board. Notwithstanding the foregoing, an Accredited non-employee director granted an Initial Option on, or within a period of six months prior to, the date of an annual meeting of stockholders is not entitled to receive an annual option with respect to that annual stockholders’ meeting. Each Initial Option and annual option granted under the 2002 Plan has an exercise price per share equal to the fair market value of a share of Accredited’s common stock on the date of grant and a term of ten years. Both the Initial Options and the annual options granted to newly elected or appointed Accredited non-employee directors vest and become exercisable in four substantially equal installments on each of the four anniversaries of the date of grant of the option. All automatic Accredited non-employee director options granted under the 2002 Plan are nonstatutory stock options. They must be exercised, if at all, within 12 months after an Accredited non-employee director’s termination of service with Accredited by reason of death or disability and otherwise within three months after termination of service, but in no event later than the expiration of the option’s term. In the event of Accredited’s merger with another corporation or another change in control event, all automatic Accredited non-employee director options will become fully vested and exercisable.

In response to changing industry practices and competitive pressures in early 2004, Accredited’s Board conducted a review of the retention and incentive practices of certain of Accredited’s competitors and peers. Following that review, Accredited’s Board determined that the outside director retention goals of Accredited were better met through an annual grant of restricted shares of Accredited common stock under Accredited’s DCP in lieu of the annual grant of options to purchase 7,500 shares of Accredited common stock under the 2002 Plan. Because of the timing of this decision, the annual grants provided for by the 2002 Plan were not made. In March 2004, Accredited’s Board approved annual grants of restricted shares of Accredited common stock under the Deferred Compensation Plan (the “DCP”) with a dollar value equivalent of $90,000 for each Accredited non-employee director. For Accredited non-employee directors currently serving on Accredited’s Board, the grants will occur annually on February 14, the anniversary of the effective date of Accredited’s initial public offering. New Accredited non-employee directors are entitled to receive the restricted share grant on the first, and each subsequent, anniversary of their initial date of joining Accredited’s Board. Effective July 27, 2004, Accredited’s Board changed the timing of the annual grants for administrative convenience so that each new Accredited non-employee director would receive his or her restricted share grant on the first day of the calendar quarter nearest to that director’s anniversary of election or appointment to Accredited’s Board. Each restricted share grant vests upon the second anniversary of its date of grant. In order to receive the restricted share grant(s), each Accredited non-employee director is required to sign a waiver of his or her right to receive the annual option grant under the 2002 Plan; however, new Accredited non-employee directors will continue to receive Initial Option, and any Initial Option previously granted under the 2002 Plan will continue to remain outstanding.

Accredited reimburses all non-employee directors for expenses incurred to attend meetings of Accredited’s Board or Accredited’s committees, promptly after such expense is incurred.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any compensation plans that provide for the issuance of our securities to our officers or other employees, trustees and consultants. Accredited does maintain such compensation plans for the benefit of its officer and other employees, directors and consultants.

TRANSFER AGENT AND REGISTRAR

The transfer agent, registrar and dividend disbursement agent for our Series A Perpetual Cumulative Preferred Shares is Mellon Investor Services LLC. Mellon Investor Services LLC is located at 85 Challenger Road, Ridgefield Park, NJ 07660.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 2004, there has been no transaction to which we were a party in which the amount involved exceeded $60,000 and in which any trustee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, other than the compensation agreements, including stock option agreements, and other agreements and transactions which are described in this proxy statement.

Transactions with Accredited and AHL

Accredited and AHL, our direct corporate parent, may have interests which are not identical to ours. Consequently, conflicts of interest may arise with respect to transactions, including without limitation, our acquisition of mortgage loans from AHL; servicing of mortgage loans; future dispositions of mortgage loans; and the provision by AHL of advisory services to us.

On October 1, 2004, we entered into an intercompany administration and servicing agreement with AHL whereby we compensate AHL for loan servicing, treasury, accounting, tax and other administrative services provided by AHL. We pay to AHL a management fee equal to 0.5% per year on the outstanding principal balance of the loans serviced by it, plus miscellaneous fee income collected from mortgagors, including late payment charges, assumption fees and similar items. The REIT, on the one hand, and AHL, on the other hand, may offset any balance or amount due from one party to the other under this agreement or any other contract entered into between such parties. Therefore, on each settlement date, either the REIT or AHL will pay to the other party interest on the net average balance payable at an annual rate equal to the Six-Month LIBOR plus 1.0%.

AHL has previously executed securitizations of residential mortgage loans in which it obtained the related retained interests. During 2004, AHL transferred the retained interests in the Accredited Mortgage Loan Trust 2002-1, 2002-2, 2003-1, 2003-2, 2003-3 and 2004-1 securitizations to us as a net contribution of capital totaling $59.1 million, which excludes cash contributions and subsequent contributions of assets and liabilities for the Accredited Mortgage Loan Trust 2004-2, 2004-3 and 2004-4 securitizations.

In addition, we acquired the mortgage assets for the Accredited Mortgage Loan Trust 2004-2, 2004-3 and 2004-4 securitizations as contributions of capital from AHL. These mortgage assets consisted primarily of residential mortgage loans, or interests in these mortgage loans, that had been originated or acquired by AHL.

In connection with the REIT’s execution of securitization transactions, AHL and the REIT, as several borrowers or sellers, may enter into warehouse transactions with lenders to finance the related mortgage loans that are to be contributed by AHL to the REIT and then subsequently securitized with permanent bond financing. The net proceeds of the securitization are to be used by AHL or the REIT to repay the warehouse debt and pay other expenses of the securitization. In 2004, AHL and the REIT, as several sellers, entered into three short-term temporary aggregate warehouse facilities. These agreements had cross-default and cross-collateralization provisions, such that a default by one co-seller would cause a default as to the other seller thereunder, and AHL guaranteed the REIT’s obligations under the related agreements. The borrowings under these agreements were repaid upon the securitization of the related loans and the agreements were terminated. Currently, there are no outstanding short-term temporary aggregate warehouse facilities. In 2005, AHL and the REIT, as several sellers, entered into or modified two warehouse agreements to permit the securitization structure contemplated above. Each of the agreements has cross-default and cross-collateralization provisions and AHL provides a guarantee of the REIT’s obligations under the facilities. AHL and the REIT, as several borrowers or sellers, may enter into or modify additional warehouse facilities during 2005.

Transactions Involving Officers and Trustees

There has been no transaction to which we were a party in which any trustee or executive officer of the REIT had a direct or indirect material interest.

On August 1, 2001, Joseph J. Lydon, Accredited’s President, director and a holder of 4.3% of Accredited’s common stock, issued a promissory note to Accredited in order to exercise his options to purchase 1,000,000 shares of Accredited’s common stock. The promissory note was due on the earlier of (i) August 1, 2005 or (ii) the termination of Mr. Lydon’s employment with Accredited. The principal amount of the note was $1,250,000, which amount was accruing interest at a rate of 10.6% per annum. Mr. Lydon was entitled to prepay the entire principal balance of the note at any time; however, interest on the entire original principal was still due and payable on each anniversary of the date of the note through the maturity date of the note. The promissory note was full recourse and was secured by Mr. Lydon’s 1,000,000 shares of Accredited’s common stock, pursuant to a stock pledge agreement. In December 2004, Mr. Lydon prepaid the entire principal balance and accrued interest on the note for a total payment to Accredited of $1,382,500. Upon receipt of Mr. Lydon’s payment, Accredited released the shares in accordance with the terms of the stock pledge agreement. Pursuant to a letter from Accredited to Mr. Lydon dated August 1, 2001, Accredited agreed to pay Mr. Lydon supplemental compensation payments of $238,000 on August 1, 2002 and on each August 1 thereafter through August 1, 2005. If Mr. Lydon’s employment with Accredited terminates before August 1, 2005, he is entitled to a pro rata portion of such compensation from Accredited through the date of termination. In addition, on June 13, 2002, Accredited made a loan to Mr. Lydon to cover certain income taxes payable in connection with his exercise of options. During 2004, the largest amount outstanding was $30,532. The outstanding principal amount of the loan is currently $26,497, which amount is accruing interest at a rate of 10.0%. The note is due on the earlier of (i) June 13, 2006 or (ii) the termination of Mr. Lydon’s employment with Accredited. Mr. Lydon may prepay the entire principal balance of the note at any time.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and trustees and persons who beneficially own more than 10% of our 9.75% Series A Perpetual Cumulative Preferred Shares to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, trustees and greater-than-10% shareholders were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Deloitte & Touche LLP, are responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee consists of three trustees, each of whom is an “independent trustee” within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934. Because our only outstanding publicly traded securities are our Series A Perpetual Cumulative Preferred Shares, which are listed on the New York Stock Exchange, the members of our audit committee are not required to meet the independence standards imposed by the New York Stock Exchange in respect of issuers with listed common stock (other than the requirement that each of the members of the Audit Committee be independent within the meaning of Rule 10A-3 under the Securities Exchange Act of

1934). Each of the members of our audit committee also serves on the audit committee of Accredited, whose common stock is traded on the NASDAQ National Market, and is considered independent with respect to Accredited as defined by NASDAQ rules. Our Board of Trustees has not adopted an audit committee charter, however, they intend to do so in 2005.

The Audit Committee has met and has reviewed and discussed with management and Deloitte & Touche LLP our audited financial statements as of and for the year ended December 31, 2004. The Audit Committee has also discussed and reviewed with the auditors all matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations and the overall quality of its financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the REIT that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the REIT’s audited financial statements be included in the REIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

AUDIT COMMITTEE

Ms. Gunderson (Chairperson)
Mr. Espy
Dr. Pratt

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules and our Declaration of Trust and bylaws. For a shareholder proposal to be included in our proxy materials for the 2006 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 27, 2005. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our bylaws, addressed to the Secretary at our principal executive offices, not earlier than November 27, 2005 and not later than 5:00 p.m., local time, on December 27, 2005.

HOUSEHOLDING

We have adopted the process called “householding” for mailing the proxy statement in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the proxy statement, unless we receive contrary instructions from any shareholder at that address. We will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the proxy statement at the same address, additional copies will be provided to you promptly upon request. If you are a shareholder of record, you may contact us by writing c/o the Secretary at our corporate headquarters. Eligible shareholders of record receiving multiple copies of the proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner, you can request additional copies of the proxy statement or you can request householding by notifying your broker, bank or nominee.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Trustees knows of no other business that will be conducted at the 2005 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their discretion.

MISCELLANEOUS

The information referred to under the caption “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Accredited Mortgage Loan REIT Trust under the Securities Exchange Act of 1934 or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, together with a copy of Accredited’s Annual Report on Form 10-K for the year ended December 31, 2004, accompanies this proxy statement. Additional copies of the Annual Reports on Form 10-K for the REIT and Accredited, each as filed with the SEC, including the financial statements and financial statement schedules, but excluding exhibits, may be obtained by shareholders without charge by written request addressed to Investor Relations, 15090 Avenue of Science, San Diego, California 92128 or may be accessed on the Internet at www.accredhome.com under the Investors/Shareholders link.

By order of the Board of Trustees

James A. Konrath
Chief Executive Officer

April 26, 2005

ACCREDITED MORTGAGE LOAN REIT TRUST

C/O Mellon Investor Services LLC

85 Challenger Road

RidgeField Park, N.J. 07660

TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE

Please Mark Values as in this Example

FOR

AGAINST

ABSTAIN

1. Election of eight Trustees.

Nominees: (01) James A. Konrath

(02) James H. Berglund

(03) Gary M. Erickson

(04) Bowers W. Espy

(05) Jody A. Gunderson

(06) Joseph J. Lydon

(07) Ray W. McKewon

(08) Richard T. Pratt, DBA

FOR ALL NOMINEES

WITHHOLD AUTHORITY

for all nominees

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

FOR ALL

Nominees

EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

The undersigned acknowledges receipt of the Notice & Proxy Statement for the 2005 Annual Meeting of Shareholders (the terms of each of which are incorporated by reference herein) and the Annual Reports on Form 10-K for the year ended December 31, 2004 of Accredited Mortgage Loan REIT Trust and Accredited Home Lenders Holding Co.

Shareholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature Date: Signature Date:

ACCREDITED MORTGAGE LOAN REIT TRUST

C/O Mellon Investor Services LLC

85 Challenger Road

RidgeField Park, N.J. 07660

TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE

PROXY

ACCREDITED MORTGAGE LOAN REIT TRUST

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 26, 2005

Solicited on Behalf of the

Board of Trustees of Accredited Mortgage Loan REIT Trust

The undersigned holder(s) of Series A Perpetual Cumulative Preferred Shares of Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “REIT” ), hereby appoint(s) James A. Konrath and David E. Hertzel, or either of them, as proxies for the undersigned, with power of substitution, in each of them, to attend the Annual Meeting of Shareholders of the REIT to be held at the REIT’s principal office; 15090 Avenue of Science, San Diego, California 92128, on Thursday, May 26, 2005, at 2:30 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the meeting.

A vote FOR Proposals 1 and 2 and granting the proxies discretionary authority is recommended by the Board of Trustees of the REIT. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for trustee and “for” the other proposal. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued on other side)

SEE REVERSE

SIDE

SEE REVERSE

SIDE